Exhibit 10.33

INTERNATIONAL GAME TECHNOLOGY
2002 STOCK INCENTIVE PLAN
NOTICE OF CREDIT OF

DIRECTOR RESTRICTED STOCK UNITS

[DATE]

Dear [Mr. Ms. Director]:

On [Date of Crediting] (the “Crediting Date”) you were credited with [_______] stock units (“Stock Units”) of International Game Technology, a Nevada corporation (the “Corporation”) in accordance with the Corporation’s Directors’ Compensation Policy (the “Policy”), the Corporation’s 2002 Stock Incentive Plan (the “Plan”), and your election under the Policy to receive Stock Units in lieu of all or a portion of your cash directors’ fees for the current quarter.  The number of Stock Units you received on the Crediting Date was determined by dividing [$______________], the amount of your cash directors’ fees that you elected to receive in Stock Units for this quarter, by [$_____], the closing price of a share of the Corporation’s common stock on the Crediting Date.

The other terms and conditions of your Stock Units are set forth in the attached “Director Restricted Stock Unit Terms and Conditions,” incorporated herein by this reference.  Please contact [_____________] if you have any questions.

Regards,

ACCEPTED AND AGREED:

[Director Name]

INTERNATIONAL GAME TECHNOLOGY
2002 STOCK INCENTIVE PLAN
DIRECTOR RESTRICTED STOCK UNIT TERMS AND CONDITIONS

1.     Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Plan.

2.     Stock Units.  The term “stock unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 6.2 of the Plan) solely for purposes of the Plan and this award of Stock Units.  The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the recipient of the award (the “Participant”) pursuant to the terms hereof.  The Stock Units shall not be treated as property or as a trust fund of any kind.

3.     Vesting.  The Stock Units are fully vested and nonforfeitable on the Crediting Date.

4.     Timing and Manner of Payment of Stock Units.  The Stock Units shall be paid by the Corporation delivering to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this award.  Payment of the Stock Units subject to this award shall occur upon or as soon as administratively practical (and in all events within seventy four (74) days after) the earlier of (1) the date of the Participant’s Separation from Service, or (2) the date of a Change in Control Event that constitutes a “change in the ownership or effective control” of the Corporation or a change “in the ownership of a substantial portion of the assets” of the Corporation within the meaning of Section 409A of the Code.  The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 6.4 of the Plan.  The Participant shall have no further rights with respect to any Stock Units that are paid pursuant to this Section 4.  For purposes of this agreement, “Separation from Service” has the meaning given to such term for purposes of Section 409A of the Code (which Separation from Service generally will occur on the date the Participant ceases to be a member of the Board).

5.     Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 6.2 of the Plan, the Committee shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of this award.

6.     Tax Withholding.  Upon any distribution of shares of Common Stock in respect of the Stock Units, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or, if applicable, the Subsidiary last employing the Participant) shall have the right at its option to (a) require the Participant to pay or provide for payment in cash of the amount of any taxes that the Corporation or the Subsidiary may be required to withhold with respect to such distribution and/or payment, or (b) deduct from any amount payable to the Participant the amount of any taxes which the Corporation or the Subsidiary may be required to withhold with respect to such distribution and/or payment.  In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this agreement, the Committee may, in its sole discretion, direct the Corporation or the Subsidiary to reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then Fair Market Value (determined in accordance with the applicable provisions of the Plan), to satisfy such withholding obligation at the minimum applicable withholding rates.

7.     Continuance of Services.  Nothing contained in this agreement or the Plan constitutes a continued service commitment by the Corporation or interferes with the right of the Corporation to increase or decrease the compensation of the Participant from the rate in existence at any time.

8.     No Stockholder Rights.  The Participant shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights, with respect to the Stock Units or any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.

9.     Restrictions on Transfer.  Neither this award, the Stock Units subject to this award, nor any interest therein or amount or shares payable in respect thereof (prior to the time such shares are actually issued and held of record by the Participant) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to transfers by will or the laws of descent and distribution.

10.   Notices.  Any notice to be given under the terms of this agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be given only when received, but if the Participant is no longer a member of the Board, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

11.   Plan.  This award and all rights of the Participant under this agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the Plan and the Policy, incorporated herein by this reference.  The Participant acknowledges reading and understanding the Plan, the Prospectus for the Plan, the Policy and this agreement.  Unless otherwise expressly provided in other sections of this agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

12.   Entire Agreement.  This agreement, the Policy and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan, the provisions of the Policy applicable to this award and this agreement may be amended pursuant to Section 6.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13.   Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

14.   Section Headings.  The section headings of this agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15.   Governing Law and Venue.  This agreement and the rights of the parties hereunder and with respect to this award shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to conflict of law principles thereunder.  The parties, as well as any of their successors, employees, or representatives, irrevocably agree to the exclusive jurisdiction of the Courts of the State of Nevada (or such judicial district of a court of the United States as shall include same) for the determination of all matters arising hereunder or with respect to this award.

16.   Section 409A.  The provisions of this agreement (and any deferral election made in connection with this award) shall be construed and interpreted to comply with Section 409A of the Code so as to avoid the imposition of any penalties, taxes or interest thereunder.  Notwithstanding any provision of Section 4 of this agreement to the contrary, in the event that the payment of the Stock Units is triggered by the Participant’s Separation from Service and the Participant is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of such Separation from Service, the Participant shall not be entitled to any payment of the Stock Units until the earlier of (i) the date which is six (6) months after the Participant’s Separation from Service with the Corporation for any reason other than death, or (ii) the date of the Participant’s death, if and to the extent such delay in payment is required to comply with Section 409A of the Code (and in such case, payment will be made within thirty (30) days after the date specified in clause (i) or (ii), as applicable).  The provisions of the preceding sentence shall only apply if, and to the extent, required to comply with Section 409A of the Code.